Exhibit 1.1

NEW RESIDENTIAL INVESTMENT CORP.

AMENDMENT NO. 2 TO THE
DISTRIBUTION AGREEMENT

May 19, 2021

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BTIG, LLC
65 East 55th Street
New York, New York 10022

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Nomura Securities International, Inc.
Worldwide Plaza
309 West 49th Street
New York, New York 10019

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Ladies and Gentlemen:

Reference is made to that certain distribution agreement, dated July 30, 2018 (the “Original Distribution Agreement”), among BofA Securities, Inc. (an assignee of certain rights and obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Barclays Capital Inc., BTIG, LLC and Raymond James & Associates, Inc. and New Residential Investment Corp., a Delaware corporation (the “Company”) as amended by Amendment No. 1, dated August 1, 2019, among BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC and the Company (“Amendment No. 1” and, together with the Original Distribution Agreement, the “Distribution Agreement”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Distribution Agreement, of shares of its common stock, par value $0.01 per share (the “Shares”) having an aggregate Gross Sales Price of up to $500,000,000 (the “Issuance Limit”) of which Shares with an aggregate gross sales price of $1.7 million have been sold by the Company pursuant to the Distribution Agreement as of the date hereof.  All capitalized terms used in this Amendment No. 2 to the Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement.  For the avoidance of doubt, all references to the Distribution Agreement in any document related to the transactions contemplated by the Distribution Agreement shall be to the Original Distribution Agreement as amended by Amendment No. 1 and this Amendment. BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents”) and the Company agree as follows:

A.	Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:

1.
As of the date hereof, each of BTIG, LLC and Citigroup Global Markets Inc. is added as a party to the Distribution Agreement and each is included within the defined term “Agents” contained in the Distribution Agreement for all purposes hereunder and under the Distribution Agreement.

2.	As of the date hereof, the first sentence of the first paragraph of the Distribution Agreement is hereby deleted and replaced with the following:

New Residential Investment Corp., a Delaware corporation (the “Company”), confirms its agreement with each of BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, having an aggregate Gross Sales Price (as defined in Section 2(b) below) subsequent to the date of the Prospectus (as defined below) of up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement.

3.	On and after the Effective Date, Section 6(h) shall be added to the Agreement as follows:

(h)          Each Bring-Down Delivery Date, the Company shall have furnished the Agents and Agents’ Counsel with such other certificates, opinions, comfort letters or other documents as they may have reasonably requested.

B.	No Other Amendments. Except as set forth in Section A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

C.
Counterparts and Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment or the Distribution Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

D.
Notices. Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices shall be directed to the respective Agents at (i) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Fax: (646) 855-3073, with a copy to ECM Legal, Fax: (212) 230-8730, (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133, (iii) BTIG, LLC, 65 East 55th Street, New York, New York 10022, to the attention of ATM Trading Desk, email BTIGUSATMTrading@btig.com, (iv) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: 1-646-291-1469; (v) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IB CM&A Legal, (vi) J.P. Morgan Securities LLC 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, with a copy to the Legal Department, (vii) Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548 (viii) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Capital Markets, (ix) RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Email: equityprospectus@rbccm.com, Phone: 877-822-4089, and (x) Wells Fargo Securities, LLC at 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and, if to the Company, shall be directed to it at New Residential Investment Corp., 1345 Avenue of the Americas, New York, New York 10105, Attn: Cameron D. MacDougall (email cmacdougall@fortress.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention:  Michael Zeidel (email michael.zeidel@skadden.com) and Michael Schwartz (email michael.schwartz@skadden.com).

E.
Governing Law. THIS AMENDMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AMENDMENT, DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Amendment No. 2 to the Distribution Agreement in the space provided below.

Very truly yours,

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

[Signature page to Amendment No. 2 to the Distribution Agreement]

Accepted and agreed to as of the date first above written:

BofA Securities, Inc.

By:	/s/ Neil Abromavage
Name:	Neil Abromavage
Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Jaime Cohen
Name:	Jaime Cohen
Title:	Managing Director

BTIG, LLC

By:	/s/ Dan Blood
Name:	Dan Blood
Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Ian Wesson
Name:	Ian Wesson
Title:	Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Craig Wiele
Name:	Craig Wiele
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

Nomura Securities International, Inc.

By:	/s/ James Chenard
Name:	James Chenard
Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Jozsi Popper
Name:	Jozsi Popper
Title:	Managing Director

RBC Capital Markets, LLC

By:	/s/ Saurabh Monga
Name:	Saurabh Monga
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Lear Beyer
Name:	Lear Beyer
Title:	Managing Director